EXHIBIT 10.1


                            PROMISSORY BALLOON NOTES

$650,000.00                                   Tampa, Hillsborough County,Florida
                                                        Date: August 26, 1996

1.   PARTIES. The parties to this Promissory Note are:


     1.1 Paul Pritchard, Trustee, Steven Iachini, Trustee, Carl Anderson, personally and EVRO Corp., a Florida Corp., as Makers, with mailing address at:


     ; and

     1.2 Robert D. Basham, his successors and/or assigns, as Payee, with mailing address at:

2.   DEBT. This Mortgage Note is given to evidence the following debt:

     2.1 Maker promises to pay to the order of Payee, the principal sum of SIX HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 ($650,000.00) in lawful money of the United States of America at the time of payment, together with interest thereon, at the rate and on the terms set forth herein and payable at Payee's address or at such other place as Payee may designate in writing from time to time.

3.   INTEREST.

     3.1 Before Maturity or Default the Debt shall bear interest from August 26, 1996 at thirteen percent (13%) per annum, payable at $7,014.67, interest only per month, with a final payment of $650,000.00, due August 26, 1998.

     3.2 After Maturity or Default the Debt shall bear interest at the maximum legal rate of interest chargeable to Maker (the Default Rate).

     3.3 Accrued interest shall be the product of the applicable interest rate times the number of days in each interest accrual period times the unpaid principal balance outstanding during the applicable interest accrual period and the product divided by 365 days.

     3.4 If either the applicable interest rate or outstanding principal balance changes during any interest accrual period, accrued interest shall be the sum of the several accrued interest computations made for each portion of the period in which those factors are constant.

     3.5 Maker shall pay monthly installments of accrued interest, without set-off or deduction, on the twenty sixth day of September, 1996, and the same date of each calendar month thereafter


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on the twenty sixth day of September, 1996, and the same date of each calendar month thereafter until Maturity on the twenty sixth day of September, 1998.

4.   PRINCIPAL

     4.1 Maker shall pay the principal amount in full on the Maturity date of the Balloon Note, in the amount of $650,000.00.

     4.2 If not sooner paid, the entire unpaid principal of this Note and accrued interest shall be due and payable on August 26, 1998.

5.   PREPAYMENT

     5.1 Maker shall have the right to prepay this Note, in full, on any install- ment payment date without premium or penalty.

     5.2 Payee shall not be required to accept any part payment.

6.   SECURITY

     6.1 This Note is secured by certain land together with buildings and other improvements thereon and other collateral as described in a certain Mortgage dated August 26, 1996 (the Mortgage).

7.   DEFAULT

     7.1 This Note shall be in default if Maker fails to pay any installment of interest, or principal and interest, or fails to observe or perform any provi-sion of the Mortgage.

     7.2 After default, Payee, at its option and without notice to Maker, may accelerate this Note and declare it immediately due and payable in full.

     7.3 In the event payment is not received by payee within 10 days of due date, Payee, or its agent, will immediately notify Carl Anderson, Maker, by certified mail, who will then have 10 days from the date of receipt of notice to make payment, prior to payee declaring this Note in default.

8.   GRACE PERIOD.

     8.1 Payee shall not exercise any right or remedy provided for herein unless Maker shall have failed to pay any principal or interest within 30 calendar days after such payment is due.

     8.2 Payee agrees to pay a late fee of 5% of any payment when payment is 10 days or greater past due.

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9.   REMEDIES.

     9.1 Payee shall be entitled to recover all costs incurred in collection and enforcement of this Note including reasonable attorneys' fees, and if action is brought, all costs of suit and other expenses thereof, together with reasonable attorneys' fees at all trail and appellate levels.

     9.2 Any property that may be levied on pursuant to a judgment under this Note may be sold in whole or in part in any order designated by Payee.

     9.3 The rights and remedies of Payee as provided in this Note or in the Mortgage shall be cumulative and concurrent, and may be pursued singly, succes-sively, or collectively at the sole discretion of Payee, and may be exercised as often as the occasion arises.

10.  WAIVERS

     10.1 Maker and all endorsers, sureties, and guarantors waive notice of and consent to any and all extensions of time, renewals, waivers, or modifications that my be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

     10.2 Maker and all endorsers, sureties, and guarantors waive presentment for payment, demand, notice of demand, notice of nonpayment, or dishonor, protest, and notice of protest of this Note, and they agree that the liability of each of them shall be unconditional, joint, and several, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or con-sented to by Payee.

     10.3 Maker and all endorsers, sureties, and guarantors waive the right to trial by jury of any issue arising out of or incident to this Note.

     10.4 Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing.

     10.5 Failure of Payee to exercise any right or remedy on any occasion shall not constitute a waiver of the right to exercise such right or remedy on any other occasion.

11.  GENERAL PROVISIONS.

     11.1 Notice. Notice or demand may be given to the parties to this Note at their respective addresses shown in Section 1 by prepaid U.S. mail with return receipt requested. Either party may change its address for purposes of this Section by notice to the other.

     11.2 Definitions. The singular number includes the plural, the singular, and the use of any gender includes all genders. The words "Maker" and Payee" include the respective heirs, personal representatives, successors, and assigns of Maker and Payee.

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     11.3 Amendments. This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the party sought to be charged.

     11.4 Captions. The captions and headings contained in this Note are for con- venience only and shall not be used to interpret or construe this Note.

     11.5 Parties Bound. This Note shall be binding on and inure to the benefit of the parties, their respective heirs, successors, permitted assigns, and personal representatives.


/s/ PAUL PRITCHARD
--------------------------------
Paul Pritchard, Trustee


/s/ STEVEN IACHINI
--------------------------------
Steven Iachini, Trustee


/s/ CARL ANDERSON
--------------------------------
Carl Anderson, personally


/s/ O. DON LAUHER
---------------------------------
EVRO, Corp., a Florida Corporation
Donald Lauher, Chief Financial Officer